UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2013

KLEANGAS ENERGY TECHNOLOGIES, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	333-176820 (Commission File Number)	45-53499508 (IRS Employer Identification No.)

3001 N. Rocky Pt. RD. Suite 200 Tampa, Florida (Address of principal executive offices)	33771 (Zip Code)

(888)720-0806 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2013 the Board of Directors of Kleangas Energy Technologies, Inc., proposed the acquisition of Green Day Technologies Inc., which was accepted by Green Day Technologies Inc. The acquisition through a share exchange of Stock as agreed to by both Companies and with board of director approval and the majority vote by the shareholders of Green Day Technologies Inc. Green Day Technologies Inc. will become a wholly owned subsidiary of Kleangas Energy Technologies Inc. The closing will be within 10 days of the execution of the Share Exchange Agreement Dated November 25, 2013.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1 SHARE EXCHANGE AGREEMENT by and between Kleangas Energy Technologies, Inc. and

Green Day Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 27, 2013	Kleangas Energy Technologies Inc.
/s/William Wylie
By: William Wylie
Its: President